UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023 (April 26, 2023)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 26th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

One Vanderbilt Avenue, 26th Floor, New York, NY 10017

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.07. Submission of Matters to a Vote of Security Holders

MSD Investment Corp. (the “Company”) held its 2023 Annual Meeting of Stockholders on April 26, 2023 and submitted three (3) matters to the vote of stockholders. A summary of the matters voted upon by the stockholders is set forth below.

Election of Directors:

Stockholders of the Company elected two nominees for director, each to serve for a three-year term to expire at the 2026 Annual Meeting of Stockholders based on the following votes:

Name	FOR	AGAINST	WITHHELD/ ABSTAINED	BROKER NON-VOTES
Robert Platek	19,077,867.61	-0-	-0-	-0-
Louisa (Lucy) Rodriguez	19,077,867.61	-0-	-0-	-0-

Ratification of the Appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

Stockholders of the Company ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 based on the following votes:

FOR	AGAINST	WITHHELD/ ABSTAINED	BROKER NON-VOTES
19,077,867.61	-0-	-0-	-0-

Ratification of the Prior Approval of the New Advisory Agreement between the Company and MSD Partners, L.P. effective as of January 1, 2023:

Stockholders of the Company ratified the prior approval of the New Advisory Agreement between the Company and MSD Partners, L.P. effective as of January 1, 2023 based on the following votes:

FOR	AGAINST	WITHHELD/ ABSTAINED	BROKER NON-VOTES
19,077,867.61	-0-	-0-	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: May 8, 2023	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer